UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014

PRICED IN CORP.
(Name of registrant in its charter)

Nevada	333-184897	39-2079974
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

154 Thames Street, Newport, Rhode Island 02840
(Address of principal executive offices)

877-435-5998
 (Registrant's telephone number)

6110 Coxswain Crescent, Toronto, ON, Canada L5V-2Z8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01   Changes in Control of Registrant.

On July 3, 2014 (the “Closing Date”), Priced In Corp. (the “Registrant”) entered into a subscription agreement with Captain’s Crew LLC, a Delaware limited liability company (“CC”), pursuant to which it sold 5,000,000 shares of its common stock (the “CC Shares”) to CC for aggregate consideration of $50,000, or $.01 per share. Funds from the sale of the CC Shares will be utilized to fund expenses of the Registrant.

On the Closing Date, Ken-Muen Le and Natalia Kozioura (the “Selling Stockholders”), the owners of an aggregate of 4,500,000 shares of common stock of the Registrant (the “SS Shares”), representing approximately 35.3% of the issued and outstanding common stock of the Registrant (after taking into account the sale and issuance of the CC Shares), entered into and performed a Securities Purchase Agreement, pursuant to which the Selling Stockholders sold the SS Shares to CC for aggregate consideration of $334,500, or approximately $0.074 per share. Upon completion of the purchase of the CC Shares and SS Shares, CC owned 9,500,000 shares, or approximately 74.5%, of the Registrant’s common stock.

CC is 100% owned and managed by Jay Lasky. Funds utilized for the purchase of the CC Shares and the SS Shares were provided by a number of unaffiliated persons that funded an escrow for the purpose of effecting a change of control of the Registrant in anticipation of a future transaction involving the Registrant (the “Transaction”).  Subsequent to the Closing Date, the persons that funded CC also entered into agreements to acquire additional unrestricted shares of the Registrant’s common stock from certain non-affiliate shareholders of the Registrant. It is expected that all CC Shares and SS Shares will be cancelled in connection with the closing of a Transaction.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective on the Closing Date (i) Mr. Le resigned as Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and as a director of the Registrant; (ii) Ms. Kozioura resigned as a director of the Registrant; and (iii) Mr. Lasky was appointed to serve as the Registrant’s Interim Chief Executive Officer, Chief Financial Officer, Secretary and sole director.  Mr. Lasky will not receive any compensation for his service in such capacities.  CC, as the Registrant’s majority stockholder, determined it to be in the best interests of the Registrant to appoint a person familiar thereto to serve as the Registrant’s Interim Chief Executive Officer, Chief Financial Officer, Secretary and sole director.  It is expected that Mr. Lasky will resign from all of such positions upon the closing of a Transaction. There are no related party transactions between the Registrant and Mr. Lasky that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Director and Officer

Jay Lasky (age 51) was appointed to serve as the Registrant’s Chief Executive Officer and as the Registrant’s director as of the Closing Date. Since May 1985, Mr. Lasky has been the owner and operator of Helly Hansen Newport and Bigweather.com, retailers of boating, winter sports, and foul weather apparel, footwear or accessories.  Helly Hansen Newport is the oldest Helly Hansen licensed store in North America, and has become a worldwide distributor of the finest boating, winter sports, and rainwear gear available. They have provided solutions to the movie industry, government agencies, large and small corporations, teams and clubs, private boats and other groups. Helly Hansen Newport has outfitted crews from the America’s Cup, the Volvo Ocean Race, the Newport to Bermuda Race, as well as many professional skiers and riders.  Mr. Lasky is an entrepreneur and member of the Newport, Rhode Island Chamber of Commerce.  Mr. Lasky received his BA in Retail Management from Syracuse University in 1985.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Securities Purchase Agreement, dated as of July 3, 2014, by and among Captain’s Crew, LLC and Yukon Industries, Ltd., as representative of Ken-Muen Le and Natalia Kozioura

10.2	Form of Subscription Agreement, dated as of July 3, 2014, by and among Captain’s Crew, LLC and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRICED IN CORP.

Date: July 16, 2014	By: /s/ Jay Lasky
Jay Lasky Chief Executive Officer